Exhibit 99.1 NEWS RELEASE Contact: Robin Bectel, New Venture Communications Phone Number: 571-312-1448 Email: rbectel@newventurecom.com

Former Symantec, Fujitsu, and KPMG Executive Joins GlobalSCAPE

Mark Perry to Lead New Managed Solutions Business

SAN ANTONIO, Texas-August 9, 2010-GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, has hired Mark Perry as Vice President of Managed Solutions. He will assume executive leadership of GlobalSCAPE's managed solutions business, including the Managed Information Xchange (MIX) solution resulting from the recently announced partnership with Rackspace Hosting. As GlobalSCAPE announced last month, the MIX solution is a tiered service that will allow customers to outsource all or part of their complex and demanding information exchange needs to reduce costs, improve operational efficiencies, track and audit transactions, and provide a greater level of security. Mr. Perry will be responsible for all business aspects of the MIX offering and other, future GlobalSCAPE managed solutions.

Mr. Perry is an industry executive with over 25 years of technical and management experience with world-class technology, information security, and professional services companies. Prior to joining GlobalSCAPE, Mr. Perry was Senior Vice President of Enterprise Business Solutions with Fujitsu, a global IT services, hardware and software provider, where he was responsible for the U.S. professional services division with more than 2,000 services and sales professionals and more than $365 million in annual revenues.

"Mark is a tremendous addition to our executive team," said Craig Robinson, GlobalSCAPE Chief Operating Officer. "He is a well respected and resourceful leader who excels at forming, developing, and managing high-performance teams that deliver outstanding results. Mark and I have worked together before, at Symantec and Trident Data Systems, and he has an impressive track record of developing the practices, infrastructure, and personnel talent necessary to sustain long-term business growth. We look forward to Mark driving our new Managed Solutions business as a key aspect of our corporate growth strategy."

Prior to Fujitsu, Mr. Perry was Vice President of Global Consulting Services at Symantec Corporation where he developed the key business standards and practices necessary for the successful delivery of products and services by Symantec's consulting services division. His leadership contributed to the exponential growth of the professional services business from $12 million to almost $300 million in revenue over a six-year period. Mr. Perry previously was a partner in KPMG, LLP, where he directed the delivery of risk and advisory services to a broad range of public sector and commercial clients. At KPMG, his organization's revenue grew at an average rate of more than 70 percent per year. Mr. Perry is a Certified Information Systems Security Professional (CISSP) and Certified Information Security Manager (CISM).

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global provider of managed file transfer (MFT) and wide area file services (WAFS) solutions for securely exchanging critical information over the Internet, within an enterprise, and with business partners. Since the release of Cute FTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE's products, visit www.globalscape.com or the Company's Secure Info Exchange blog.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," believe," "possibly," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties, and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2009 calendar year, filed with the Securities and Exchange Commission on March 30, 2010.